Exhibit 99

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. The purpose of the 1995 Non-Employee Director Stock Option Plan (the "Plan" is to recognize the valuable contributions of its non-employee directors to the management of the Corporation's business and affairs and to provide those directors with a means to share in the Corporation's success.

         2. Eligibility. The only individuals who shall be eligible to participate in the Plan shall be those directors of the Corporation who are not and have not been for the preceding twelve (12) months employees of the Corporation (a "Director").

         3. Stock. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's common stock, par value $.01 per share, which is authorized but unissued, or reacquired common stock (the "Common Stock"). Subject to adjustment in accordance with the provisions of Section 5(e) hereof, the total amount of Common Stock on which options may be granted to persons participating under the Plan shall not exceed in the aggregate 30,000 shares.

         4. Grant of Options.

              (a) On the Effective Date [which will be the Annual Shareholder's Meeting (see 6.[b] page 4 of this document)], each person who on that date was a Director shall automatically be granted an option to purchase 1,000 shares of Common Stock at a per share price equal to the fair market value of the Common Stock on said Effective Date. The fair market value per share of the Common Stock shall be the average of the highest and lowest sale prices in the over-the-counter market as reported by The Wall Street Journal.

              (b) Each person who becomes a Director after the Effective Date shall, upon obtaining such status, be granted an option to purchase 1,000 shares of Common Stock at the fair market value of the Common Stock (as defined in Section 4(a), supra) on the date such person becomes a Director.

         5. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include and comply with and be subject to the following terms and conditions:

              (a) Medium and Time of Payment. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation. The option price may also be paid in the form of shares of Common Stock already owned by the Director, which shall be valued at the average of the highest and lowest sale prices for the Common Stock on the over-the-counter market on the date that the option is exercised, as reported by the Wall Street Journal. The "date that the option is exercised" shall be the date on which the Director delivers written notice of exercise of the option to the Secretary of the Corporation.

              (b) Expiration of Options. Each option granted under the Plan shall expire not more than five (5) years from the date such option is granted.

              (c) Exercise of Option. Unless otherwise provided in the option agreement, each option granted under the Plan shall be fully vested and exercisable on the date the option is granted, and any option granted hereunder may be exercised in whole at any time, or in part from time to time, during its term.

              (d) Termination of Service.

                   (i) In the event a Director ceases to be a director of the Corporation due to death or disability, all of the options shall immediately become fully vested and exercisable and shall remain so for a period of one (1) year from the date of termination of service, but in no event after their respective expiration dates.

                   (ii) In the event a Director voluntarily or involuntarily ceases to be a director of the Corporation for any reason other than death or disability within six months after a Change in Control, all of the Director's options shall immediately become fully vested and exercisable and shall remain so for a period of one (1) year from the date of termination of service as a director, but in no event after their respective expiration dates.

                   (iii) In the event a Director ceases to be a director of the Corporation for any other reason, all of the Director's options shall terminate immediately.

              (e) Adjustments on Changes in Stock. The aggregate number of shares of Common Stock on which options may be granted to persons eligible to participate in the Plan, the number of shares thereof covered by each outstanding option and the price per share thereof in each such option, shall, subject to any required action by the stockholders of the Corporation, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that no such adjustment shall be made unless and until the aggregate effect of all such increases and decreases accruing after the effective date of the Plan shall have increased or decreased the number of issued shares of Common Stock by five percent (5 %) or more; and provided, further, that any fractional shares resulting from any such adjustment shall be eliminated.

              Except as hereinbefore expressly provided, the Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

              The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge, consolidate, dissolve or liquidate or to transfer all or any part of its business or assets.

              (f) Assignability. No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Director, an option shall be exercisable only by him.

              (g) Agreement by Director. If, at the time of the exercise of any option, it is necessary or desirable that the Director exercising the option shall agree that he or she will purchase the shares that are subject to the option for investment and not with any present intention to resell the same, the Director will, at the request of the Board of Directors, execute and deliver to the Corporation an agreement to such effect.

              (h) Tax Withholding. The Director may remit to the Corporation at the time of exercise of an option any taxes required to be withheld by the Corporation under federal, state or local law as a result of the exercise of such option. Alternatively, the Director may (i) direct the Corporation to withhold from the shares to be received upon such exercise the number of shares sufficient to satisfy the applicable tax withholding requirements or (ii) deliver shares already owned by the Director in satisfaction of the tax withholding requirements. In either event, such shares will be valued at the fair market value (as defined in Section) of the Common Stock on the date of exercise of the option. If the Director does not remit such taxes at the time of exercise of an option, the Director will be deemed to have authorized the Corporation to withhold such taxes in accordance with applicable law from any cash compensation payable to him.

              (i) Other Conditions. The option agreements authorized under the Plan may contain such other provisions as the Board of Directors shall deem advisable.

         6. Certain Definitions. For purposes of the Plan, the following terms shall have the indicated meanings:

              (a) a "Change in Control" shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities.

              (b) the "Effective Date" shall be the date on which the shareholders of the Corporation approve the Plan; provided that if the Corporation shareholders do not approve the Plan at the Corporation's regularly scheduled 1995 Annual Shareholders Meeting (including any and all adjournments and continuations thereof), no options shall be awarded hereunder and this Plan shall be null and void ab initio and shall thenceforth be without any further force or effect whatsoever.

         7. Modification of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify outstanding options (to the extent not theretofore exercised); provided, however, that any such modifications shall be limited to those which are not adverse to the interests of the Director or are necessary to cause the Plan or options to comply with any applicable legal requirements.

         8. Amendment of the Plan. The Board of Directors may, from time to time, with respect to any shares reserved under the Plan but not subject to options, revise or amend the Plan in any respect. However, the Board of Directors may not: (a) amend or alter the Plan to provide for the exercise of discretion by any person with respect to the granting of options or the number of shares on which options will be granted; or (b) fix the option price at less than the fair market value of the Common Stock on the date the option is granted.

         9. Termination. Subject to the provisions of Section 7 hereof, the Plan shall terminate for the purpose of granting options when options have been granted on the total number of shares set forth in Section 3 above. Such termination shall not affect the validity of any option then outstanding which shall continue to be governed by the Plan and related agreement until it expires, by exercise or otherwise.

         10. Employment. Nothing contained in the Plan or in any option agreement confers upon any Director any right with respect to the continuance of employment by the Corporation and/or any of its subsidiaries or interferes, in any way, with the right of the Corporation or any of its subsidiaries to terminate any employee's employment or to change his or her compensation at any time.

         11. No Rights As Shareholder. Subject to the provisions of the applicable option, no Director shall have any right as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until the Director becomes the holder thereof. A Director to whom Common Stock is issued shall be considered the holder of the Common Stock at the time of the delivery of the certificate evidencing such shares, except as otherwise expressly provided herein.

         12. Exchange Act Section 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision of similar import. To the extent any provision of the Plan or action by the Board fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

         13. Shareholder Approval. The Plan shall be submitted for approval by the shareholders of the Corporation within twelve (12) months from the date the Plan is adopted by the Board of Directors, and the effectiveness of the Plan and the exercisability of any option granted pursuant to the Plan are subject to the receipt of such shareholder approval.